Exhibit 99.1

EXECUTION VERSION

INCREMENTAL TERM LOAN AMENDMENT

INCREMENTAL TERM LOAN AMENDMENT, dated as of April 2, 2018 (this “Amendment”), to the Credit Agreement, dated as of August 17, 2017 (as amended prior to the date hereof, as amended by this Amendment, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SHUTTERFLY, INC., a Delaware corporation (the “Borrower”), the Lenders and Issuing Banks from time to time party thereto, and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to Section 2.17(a) of the Credit Agreement, the Borrower has requested that certain Persons set forth on Schedule I hereto (each such Person, an “Incremental Term Loan Lender” and collectively, the “Incremental Term Loan Lenders”) provide Incremental Term Loans to the Borrower under the Credit Agreement in an aggregate principal amount of $825,000,000 (the “Incremental Term Loans”) for the purpose of (i) financing the acquisition (the “Acquisition”) of 100% of the outstanding capital stock of Lifetouch Inc., a Minnesota corporation (the “Target” and, together with each Company Subsidiary (as defined in the Acquisition Agreement (as defined below)) that is a Domestic Subsidiary (other than any Excluded Subsidiary), the “Acquired Loan Parties”) pursuant to that certain Stock Purchase Agreement, dated as of January 30, 2018, among the Borrower, as buyer, Lifetouch Inc. Employee Stock Ownership Trust, as seller, and the Target (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”);

WHEREAS, each Incremental Term Loan Lender is willing to provide its respective Incremental Term Loans to the Borrower in the amount of its respective Commitment (the “Incremental Term Loan Commitment”) set forth on Schedule I hereto, on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 9.02(e) of the Credit Agreement, the Loan Parties, the Administrative Agent and the Collateral Agent may enter into any new agreement to effect the expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties;

WHEREAS, pursuant to Section 9.02(g) of the Credit Agreement, if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, error, defect or inconsistency, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days from the date the Lenders are notified of such change; and

WHEREAS Morgan Stanley Senior Funding, Inc. (“MSSF”) and SunTrust Robinson Humphrey, Inc., will act as joint lead arrangers and bookrunners for the Incremental Term Loans (in such capacities, the “Lead Arrangers”).

NOW, THEREFORE, the Loan Parties, the Incremental Term Loan Lenders, the Administrative Agent and the Collateral Agent hereby agree as follows:

1. Definitions. Capitalized terms used herein which are not defined herein and which are defined in the Credit Agreement shall have the same meanings as therein defined.

2. Terms of the Incremental Term Loans. The Incremental Term Loans shall have the following terms:

(a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental Term Loan Lender with an Incremental Term Loan Commitment agrees to make Incremental Term Loans to the Borrower in dollars on the Term Loan Increase Effective Date in an amount equal to such Incremental Term Loan Lender’s Incremental Term Loan Commitment. All such Incremental Term Loans shall be made on the Term Loan Increase Effective Date by making immediately available funds available to the Administrative Agent’s designated account or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower, not later than the time specified by the Administrative Agent. After giving effect to the incurrence of the Incremental Term Loans by the Borrower, the Incremental Term Loan Commitment of each Incremental Term Loan Lender shall be reduced by the aggregate principal amount of the Incremental Term Loans made by such Incremental Term Loan Lender on the Term Loan Increase Effective Date.

(b) Subject to adjustment pursuant to Section 2.08(i) of the Credit Agreement, the Borrower shall repay the Incremental Term Loans on each March 31, June 30, September 30 and December 31 to occur during the term of the Credit Agreement (commencing on the last day of the first full Fiscal Quarter ending after the Term Loan Increase Effective Date) and on the Incremental Term Loan Maturity Date (as defined below) or, if any such date is not a Business Day, on the next succeeding Business Day, in an aggregate principal amount of the then outstanding Incremental Term Loans equal to 0.25% of the aggregate principal amount of such Incremental Term Loans with the balance of all Incremental Term Loans incurred on the Term Loan Increase Effective Date payable on the Incremental Term Loan Maturity Date.

(c) The remaining unpaid principal amount of the Incremental Term Loans shall be repaid, if not earlier in accordance with the Credit Agreement, on August 17, 2024 (the “Incremental Term Loan Maturity Date”).

(d) The “Applicable Margin”, with respect to the Incremental Term Loans means, for any day, 2.75% per annum in the case of any Eurodollar Loan and 1.75% per annum in the case of any ABR Loan; provided that, following the date of the delivery of financial statements for the first full Fiscal Quarter following the Term Loan Increase Effective Date, pursuant to Section 5.01(a) or (b) of the Credit Agreement, the Applicable Margin shall be determined as follows:

Secured Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurodollar Loans
Greater than 2.60:1.00	1.75%	2.75%
Equal to or less than 2.60:1.00	1.50%	2.50%

Each change in the Applicable Margin shall be effective on and after the date of delivery to the Administrative Agent of financial statements pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement and a Compliance Certificate pursuant to Section 5.01(h) of the Credit Agreement evidencing the calculation of the Secured Leverage Ratio for the preceding Fiscal Quarter. The Applicable Margin shall be determined as if the Secured Leverage Ratio were in excess of 2.50:1.00 at any time (i) the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(h) of the Credit Agreement and (ii) the Consolidated EBITDA (as set forth in the most recent Compliance Certificate delivered pursuant to Section 5.01(h) of the Credit Agreement) is not greater than $0. Within three (3) Business Days of receipt of the applicable information under Section 5.01(h) of the Credit Agreement, the Administrative Agent shall notify the Lenders of the Applicable Margin in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.01 of the Credit Agreement is shown to be inaccurate at a time when the Credit Agreement is in effect and unpaid Obligations under the Credit Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Incremental Term Loan Period”) than the Applicable Margin actually applied for such Applicable Incremental Term Loan Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a correct certificate required by Section 5.01(h) of the Credit Agreement for such Applicable Incremental Term Loan Period and (ii) (A) the Applicable Margin shall be deemed to be such higher Applicable Margin and (B) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Margin for such Applicable Incremental Term Loan Period. Nothing in this paragraph shall limit the right of the Administrative Agent or any Incremental Term Loan Lender under Section 2.07 of the Credit Agreement or Article VII of the Credit Agreement.

(e) In the event any Incremental Term Loans are subject to a Repricing Event prior to the date that is six months after the Term Loan Increase Effective Date, then each Incremental Term Loan Lender whose Incremental Term Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Incremental Term Loans pursuant to Section 2.16 of the Credit Agreement, in each case in connection with such Repricing Event or which holds an Incremental Term Loan the All-in Yield (excluding for this purpose upfront fees and original issue discount on the Incremental Term Loans) of which is reduced as a result of a Repricing Event shall be paid an amount equal to 1.00% of the aggregate principal amount of such Incremental Term Loan Lender’s Incremental Term Loans so prepaid, repaid, assigned or repriced.

(f) The Incremental Term Loans shall only be utilized in a single drawing in dollars on the Term Loan Increase Effective Date (i) to finance the Acquisition, (ii) to repay existing Indebtedness of the Target and its Subsidiaries that is required to be repaid pursuant to the Acquisition Agreement (the “Refinancing”) and (iii) to pay fees, commissions and expenses in connection therewith.

(g) Except as set forth herein, all other terms and provisions of the Incremental Term Loans shall be the same as the terms and provisions applicable to the Initial Term B Loans as set forth in the Credit Agreement (including, without limitation, the provisions applicable to the Initial Term B Loans set forth in Section 2.08 of the Credit Agreement).

3. Amendments to the Credit Agreement.

(a) The following defined terms are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“Flood Insurance” has the meaning set forth in Section 5.11.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting any such laws.

“Flood Hazard Property” has the meaning set forth in Section 5.11.

“Material Real Estate Asset” means any domestic fee owned Real Estate Asset having a fair market value as reasonably determined by Borrower in excess of $20,000,000.

“Mortgage” means a mortgage, deed of trust or other real estate security document made or required to be made by any Loan Party in form and substance reasonably satisfactory to the Collateral Agent, which Mortgage shall (i) secure the Loans in an amount not to exceed the fair market value, as reasonably determined by Borrower, of the Material Real Estate Asset so encumbered, and (ii) be consistent with the terms of this Credit Agreement, as amended.

“Mortgaged Property” means any Material Real Estate Asset now owned by any Loan Party and listed on Schedule 5.11 attached hereto, or any Material Real Estate Asset acquired by any Loan Party after April 2, 2018 or any Real Estate Asset that becomes a Material Real Estate Asset (due to a material renovation of, or addition to, such Real Estate Asset).

“NFIP” has the meaning set forth in Section 5.11.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Loan Party in any real property, together with the right, title and interest of such Loan Party, if any, in and to the streets, the real property lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the real property and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the real property and all rights appertaining to the use and enjoyment of the real property, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the real property and any fixtures appurtenant thereto.

“Title Insurance Company” has the meaning set forth in Section 5.11.

“Title Policy” has the meaning set forth in Section 5.11.

(b) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) Clause (i) of the definition of “Excluded Property” is hereby deleted and replaced in its entirety with the following:

“(i) (a) any leasehold interest in real property and (b) any fee owned real property that does not constitute a Mortgaged Property.”

(ii) The definition of “Permitted Encumbrances” is hereby amended to add the following new clauses after clause (i):

“(j) liens showing on any Title Policy;

(k) rights of parties in possession under any leases, subleases or license agreements without rights to purchase; and

(l) the lien of real property taxes and assessments not yet delinquent.”

(c) Section 2.07(a) of the Credit Agreement is hereby amended by replacement the reference to Section “2.08(h)” therein with “Section 2.08(i)”.

(d) Section 2.08(e) of the Credit Agreement is hereby amended by replacing the reference to “paragraph (g)” therein with “paragraph (i)”.

(e) Section 3.20 of the Credit Agreement is hereby amended by adding the following clause (c) at the end thereof:

“(c) As of the date of full execution and delivery of any particular Mortgage, each of the Mortgages (if any) is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified therein, together with payment of appropriate filing or recording fees and applicable taxes, if any, each such Mortgage shall constitute a perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 6.02).”

(e) Section 5.11 of the Credit Agreement is hereby amended by adding the following the end thereof:

“If at any time the Collateral Agent receives a notice from a Lender or otherwise becomes aware that any Mortgaged Property has become a Flood Hazard Property, the Collateral Agent shall, within 5 Business Days of receipt of such notice, deliver such notice to the Borrower, and, within 30 days of receipt of such notice, the Borrower shall take, or shall cause to be taken, all actions as described in clause (iv) below required as a result of such change.

With respect to each Mortgaged Property, each Loan Party shall deliver or cause to be delivered to the Collateral Agent, within 120 days after (a) the Term Loan Increase Effective Date, in the case of any Mortgaged Property listed on Schedule 5.11 hereto, (b) the date upon which the Mortgaged Property is acquired, in the case of a Material Real Property Asset acquired after April 2, 2018 or (c) the date upon which any Real Estate Asset becomes a Material Real Estate Asset due to renovation of or addition to such Real Estate Asset, as applicable (or such later date as Collateral Agent may approve in its sole discretion):

(i) a fully executed Mortgage encumbering the Mortgaged Property in form suitable for recording or filing in the appropriate filing or recording offices located in the county in which such Mortgaged Property is located, in order to create a valid first priority Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to Liens permitted by Section 6.02;

(ii) customary written opinions, addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders, of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) to the Loan Parties in each jurisdiction (i) where a Mortgaged Property is located and (ii) where the applicable Loan Party granting the Mortgage on such Mortgaged Property is organized, regarding the due execution and enforceability of the Mortgage to be recorded, the corporate formation, existence, and good standing of the applicable Loan Party, perfection and other such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii) (A) a lender’s policy or policies or marked up unconditional binder of title insurance, dated the date of recording, issued by a nationally recognized title insurance company selected by Borrower and reasonably acceptable to Collateral Agent (each, a “Title Insurance Company”) insuring the Lien of the Mortgage as a perfected first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances, in an amount acceptable to the Collateral Agent (but not to exceed the fair market value, as reasonably determined by Borrower), together with such customary endorsements (as reasonably determined between the Borrower and the Collateral Agent), coinsurance and reinsurance as the Collateral Agent may request and which are available at commercially reasonable rates in the jurisdiction where such Mortgaged Property is located (each, a “Title Policy”), and (B) evidence reasonably satisfactory to the Collateral Agent that such Loan Party has paid to the Title Insurance Company or to the appropriate governmental authorities all expenses and premiums of the Title Insurance Company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for the Mortgaged Property;

(iv) (A) a completed standard “life of loan” flood hazard determination form with respect to each Mortgaged Real Property, delivered to Collateral Agent, duly executed by the applicable Loan Party, (B) if the improvement(s) to the Mortgaged Property is located in a special flood hazard area as set forth by FEMA or any successor agency (any such Mortgaged Property, a “Flood Hazard Property”) a notification to such Loan Party, countersigned by such Loan Party, that such improvement(s) is located in a special flood hazard area and (if applicable) notification that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community where the Mortgaged Property is located does not participate in the NFIP, (C) if the notice described in clause (B) is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: a flood insurance policy with such coverage sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and reasonably satisfactory to Collateral Agent (“Flood Insurance”), and (D) any other customary documentation that may be reasonably required by Collateral Agent with respect to such Flood Insurance;

(v) a survey of the Mortgaged Property showing all improvements, easements and other customary matters for which all necessary fees (where applicable) have been paid and which is complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey, certified to the Collateral Agent and the Title Insurance Company and in a form sufficient for the Title Insurance Company to delete the standard survey exception;

(vi) a Phase I environmental report with respect to such Mortgaged Property, in form and substance reasonably satisfactory to the Collateral Agent; and

(vii) such other agreements, documents and instruments in form and substance reasonably satisfactory to Collateral Agent as the Collateral Agent reasonably deems necessary to create, register, or otherwise perfect, maintain, evidence the existence, substance form or validity of, or enforce a perfected first priority Lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustees as may be required or desired under local law).”

(f) Section 6.04(g) of the Credit Agreement is hereby amended by replacing the reference to “$75,0000,000” therein with “$75,000,000”.

(g) Amendment to Exhibit E. Exhibit E to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit E attached hereto.

(h) Amendment to the Schedules. The schedules of the Credit Agreement are hereby amended by adding Schedule 5.11 to the schedules as set forth in Schedule II hereto.

4. Conditions to the Effectiveness. The obligations of the Incremental Term Loan Lenders to make Incremental Term Loans under this Amendment shall not become effective until the date on which each of the following conditions is satisfied (the “Term Loan Increase Effective Date”):

(a) The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of the Loan Parties, the Administrative Agent, the Collateral Agent and each Incremental Term Loan Lender.

(b) The Acquisition shall have been or shall substantially concurrently be, consummated in accordance with the terms of the Acquisition Agreement without giving effect to any amendment, change or supplement or waiver of any provision thereof that is materially adverse to the interests of the Incremental Term Loan Lenders or the Lead Arrangers (in their capacity as such) without the prior written consent of the Lead Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.

(c) Immediately following the transactions contemplated by the Acquisition Agreement (the “Transactions”), the Refinancing shall be consummated and neither the Borrower nor any of its Subsidiaries shall have any Indebtedness or preferred equity (and the Lead Arrangers and the Administrative Agent shall have received satisfactory evidence thereof) other than as permitted to be outstanding after the Term Loan Increase Effective Date under the Credit Agreement. The Lead Arrangers and the Administrative Agent shall have received reasonably satisfactory evidence of repayment of all Indebtedness to be repaid on the Term Loan Increase Effective Date and the discharge (or the making of arrangements for discharge) of all Liens other than Liens permitted to remain outstanding under the Credit Agreement.

(d) As of January 30, 2018, the representations and warranties of the Borrower and each Guarantor set forth in Article III of the Credit Agreement were true and correct in all material respects (or in all respects to the extent that any representation and warranty is qualified by materiality or Material Adverse Effect) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

(e) The representations and warranties made by the Target and its Subsidiaries in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that Borrower has the right (taking into account any applicable cure provisions) to terminate, or not to consummate, its obligations under the Acquisition Agreement as a result of a breach or inaccuracy of such representations in the Acquisition Agreement, shall be true and correct in all material respects on and as of the Term Loan Increase Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(f) The representations and warranties made by the Borrower and each Guarantor in Sections 3.01, 3.02, 3.03(c), 3.09, 3.14, 3,17, 3.19 (with respect to the last sentence, solely with respect to the use of proceeds of the Incremental Term Loans and with respect to each other sentence in such section, solely with respect to the USA PATRIOT Act) and 3.20 of the Credit Agreement, shall be true and correct in all material respects on and as of the Term Loan Increase Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and further excluding the representations and warranties made by the Borrower in Section 3.20(c), which such representations and warranties shall be true and correct in all material respects on and as of such date provided therein; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(g) The Administrative Agent shall have received an executed solvency certificate in the form of Exhibit H to the Credit Agreement from the chief financial officer of the Borrower.

(h) The Administrative Agent shall have received a request for a Borrowing as required by Section 2.03 of the Credit Agreement.

(i) The Administrative Agent shall have received the results of a recent UCC and federal tax lien searches with respect to the Loan Parties and the Acquired Loan Parties.

(j) So long as requested at least ten days prior to the Term Loan Increase Effective Date, the Administrative Agent shall have received, at least three days prior to the Term Loan Increase Effective Date, all documentation and other information with respect to each Loan Party and Acquired Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(k) The Administrative Agent shall have received written opinions (addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) dated the Term Loan Increase Effective Date of (i) Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Loan Parties and (ii) Faegre Baker Daniels LLP, Minnesota counsel for the Acquired Loan Parties.

(l) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party and Acquired Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party and Acquired Loan Party executing this Amendment or any Joinder Document, as applicable, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party and Acquired Loan Party approving and authorizing the execution, delivery and performance of this Amendment or Joinder Documents, as applicable, certified as of the Term Loan Increase Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s and Acquired Loan Party’s jurisdiction of incorporation, organization or formation.

(m) The Lead Arrangers shall have received (A)(i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower as of and for the fiscal years of Borrower ended December 31, 2015 and December 31, 2016 (the Lead Arrangers acknowledge that they have received such financial statements on or prior to the date hereof) (the “Borrower Audited Financial Statements”) and (ii) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower as of and for the fiscal quarter of Borrower ended September 30, 2017, June 30, 2017 and March 31, 2017 (the Lead Arrangers acknowledge that they have received such financial statements on or prior to the date hereof) (the “Borrower Unaudited Financial Statements”); (B)(i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target as of and for the fiscal years of Target ended June 30, 2015, June 30, 2016 and June 30, 2017 (the Lead Arrangers acknowledge that they have received such financial statements on or prior to the date hereof) and (ii) unaudited consolidated balance sheets and related statements of income and cash flows of the Target as of and for the six-month period ended December 31, 2017 (the Lead Arrangers acknowledge that they have received such financial statements on or prior to the date hereof); (C) a pro forma consolidated balance sheet and related statements of income for the Borrower (the “Pro Forma Financial Statements”) as of and for the last fiscal year of Borrower covered by the Audited Financial Statements of Borrower and for the latest four-quarter period ended with the latest period covered by the Unaudited Financial Statements of Borrower, in each case after giving effect to the Transactions; and (D) forecasts of the financial performance of the Borrower and its Subsidiaries (including Target) (i) on an annual basis, through the Initial Term B Facility Maturity Date and (y) on a quarterly basis, through the first year following the Term Loan Increase Effective Date. The financial statements referred to in clauses (A) and (B) shall be prepared in accordance with accounting principles generally accepted in the United States (subject, in the case of unaudited financial statements, to the absence of footnotes and subject to year-end adjustments).

(n) The Borrower shall have complied with all of its obligations under the fee letter, dated as of January 30, 2018, between the Borrower and MSSF (as amended, amended and restated, supplemented or otherwise modified on or prior to the date hereof, the “Fee Letter”) and all fees due to the Administrative Agent, the Lead Arrangers and the Lenders under the Fee Letter and the commitment letter, dated as of January 30, 2018, between the Borrower and MSSF (the “Commitment Letter”) to be paid, and all expenses to be paid or reimbursed under the Commitment Letter to the Administrative Agent and the Lead Arrangers that have been invoiced at least two Business Days prior to the Term Loan Increase Effective Date, shall have been paid, in each case, from the proceeds of the initial funding of the Incremental Term Loans.

(o) (A) As of the Term Loan Increase Effective Date, no Event of Default under Section 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing after giving effect (including on a Pro Forma Basis) to the Acquisition and the actions to be taken in connection therewith (including, without limitation, the incurrence of the Incremental Term Loans and any substantially concurrent use of proceeds thereof) and (B) as of January 30, 2018, no Default or Event of Default shall have occurred and been continuing or resulted from Borrower’s entry into the Acquisition Agreement and the consummation of the transactions contemplated thereby.

(p) As of January 30, 2018, after giving pro forma effect to the Acquisition and the actions to be taken in connection therewith (including, without limitation, the incurrence of the Incremental Term Loans and the use of proceeds thereof) as if such Acquisition and other actions had occurred on such date, the Secured Leverage Ratio shall not have exceeded 3.50 to 1.00.

(q) The Administrative Agent shall have received a certificate of a Responsible Officer certifying that each of the conditions in Section 4 (b), (d), (e), (f), (o), (p) and (r) have been met.

(r) Since January 30, 2018, a Material Adverse Effect (as defined in the Acquisition Agreement) has not occurred.

(s) The Administrative Agent shall have received duly executed and delivered counterparts of each of the following documents, duly executed and delivered by each of the Acquired Loan Parties: (i) a Guarantee Agreement, (ii) a Joinder Agreement (as defined in the Security Agreement), (iii) to the extent required under the Security Agreement, a Pledge Agreement (as defined in the Security Agreement), and (iv) any other documents reasonably requested by the Administrative Agent in accordance with the terms of the Loan Documents in connection with the transactions contemplated by this Section 4(s) (other than the actions listed on Schedule III hereto). The documents to be entered by the Acquired Loan Parties pursuant to this Section 4(s) are referred to herein as the “Joinder Documents.” In addition, other than the actions listed on Schedule III hereto, the Borrower shall cause each Acquired Loan Party to comply with the requirements set forth in the definition of “Collateral and Guarantee Requirement” in the Credit Agreement.

(t) The Administrative Agent shall have received an executed Perfection Certificate with respect to each Loan Party and Acquired Loan Party executed by a Responsible Officer of such Loan Party and Acquired Loan Party.

(u) The Administrative Agent shall have received a promissory note for each of the Incremental Term Loan Lenders who requested such notes at least three (3) Business Days prior to the Term Loan Increase Date.

5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent, Collateral Agent and the Incremental Term Loan Lenders as follows:

(a) The representations and warranties made by the Borrower and each Guarantor in Sections 3.01, 3.02, 3.03(c), 3.09, 3.14, 3,17, 3.19 (with respect to the last sentence, solely with respect to the use of proceeds of the Incremental Term Loans and with respect to each other sentence in such section, solely with respect to the USA PATRIOT Act) and 3.20 of the Credit Agreement, shall be true and correct in all material respects on and as of the Term Loan Increase Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and further excluding the representations and warranties made by the Borrower in Section 3.20(c), which such representations and warranties shall be true and correct in all material respects on and as of such date provided therein; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(b) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered in connection with this Amendment by such Loan Party, constitutes, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable against the Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The execution, delivery and performance of this Amendment by each Loan Party (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are (or will so be) in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or (ii) any applicable Order of any Governmental

Authority, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of such Loan Party, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness binding upon the Borrower or any of its Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries (other than pursuant to a Loan Document) except to the extent such violation, default or right, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

(d) (A) As of the Term Loan Increase Effective Date, no Event of Default under Section 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing after giving effect (including on a Pro Forma Basis) to the Acquisition and the actions to be taken in connection therewith (including, without limitation, the incurrence of the Incremental Term Loans and any substantially concurrent use of proceeds thereof) and (B) as of January 30, 2018, no Default or Event of Default shall have occurred and been continuing or resulted from Borrower’s entry into the Acquisition Agreement and the consummation of the transactions contemplated thereby.

6. Covenants. Execute and deliver the documents and complete the tasks set forth on Schedule III, in each case within the time limits specified thereof.

7. Loans; Commitments. Pursuant to Section 2.17 of the Credit Agreement, by execution and delivery of this Amendment, together with the satisfaction of all of the other requirements and conditions set forth in this Amendment, each undersigned Incremental Term Loan Lender (a) shall have, on and as of the Term Loan Increase Effective Date, an Incremental Term Loan Commitment equal to the amount set forth on Schedule I hereto, (b) shall be, and shall be deemed to be, a “Term Loan Lender” under, and as such term is defined in, the Credit Agreement, (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) severally agrees to make an Incremental Term Loan to the Borrower on the Term Loan Increase Effective Date in an amount not to exceed its Incremental Term Loan Commitment and, except as otherwise set forth in this Amendment, on the same terms as those of the Initial Term B Loans as set forth in the Credit Agreement (including, without limitation, the provisions applicable to the Initial Term B Loans set forth in Section 2.08 of the Credit Agreement) and (e) shall perform all the obligations of and shall have all the rights of a Lender thereunder. Any reference in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to the Incremental Term Loans.

8. Reaffirmation. Each Loan Party hereby (a) consents to this Amendment and the transactions contemplated thereby, (b) agrees that the Credit Agreement, as amended by the Amendment, shall remain in full force and effect, and (c) confirms its respective guarantees and grants of security interests, as applicable, under each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment, such guarantees and grants of security interests shall continue to be in full force and effect and shall continue to accrue to the benefit of the Secured Parties.

9. Grant of Security Interest; Authorization. In furtherance of the reaffirmations set forth in the preceding Section 8, and pursuant to the Security Agreement, each Loan Party hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all its respective Collateral (as defined in the Security Agreement), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations. Pursuant to Section 9-509 of the UCC and any other applicable law, each Loan Party authorizes the Collateral Agent to take all actions that are reasonably necessary or advisable to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, to file or record financing or continuation statements and other filing or recording documents or instruments with respect to its respective Collateral without the signature of such Loan Party, to execute security agreements and/or record security grants and to file, execute and/or record amendments and/or supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein).

10. Security Document. This Amendment is a Security Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

11. Amendment; Counterparts. None of the terms or provisions of this Amendment may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

12. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities under the Credit Agreement or the other Loan Documents. Each of the Credit Agreement and the other Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.

13. Incorporation by Reference. The parties hereto acknowledge and agree that Sections 9.03, 9.09, 9.10, and 9.12 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SHUTTERFLY, INC., as Borrower

By:	/s/ Jason Sebring

Name:	Jason Sebring
Title:	Vice President, General Counsel and Secretary

LIFETOUCH INC., as Guarantor

By:	/s/ Michael Meek

Name:	Michael Meek
Title:	President and Chief Executive Officer

LIFETOUCH CHURCH DIRECTORIES AND PORTRAITS INC., as Guarantor

By:	/s/ Michael Meek

Name:	Michael Meek
Title:	Chief Executive Officer

LIFETOUCH NATIONAL SCHOOL STUDIOS INC., as Guarantor

By:	/s/ Michael Meek

Name:	Michael Meek
Title:	Chief Executive Officer

LIFETOUCH PORTRAIT STUDIOS INC., as Guarantor

By:	/s/ Michael Meek

Name:	Michael Meek
Title:	Chief Executive Officer

LIFETOUCH SERVICES INC., as Guarantor

By:	/s/ Michael Meek

Name:	Michael Meek
Title:	Chief Executive Officer

[Signature Page to Incremental Term Loan Amendment]

IMEMORIES INC., as Guarantor

By:	/s/ Michael Meek
Name:	Michael Meek
Title:	President and Chief Executive Officer

[Signature Page to Incremental Term Loan Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and as an Incremental Term Loan Lender

By:	/s/ Jonathon Rauen
Name:	Jonathon Rauen
Title:	Authorized Signatory

[Signature Page to Incremental Term Loan Amendment]

SCHEDULE I

Incremental Term Loan Lender	Incremental Term Loan Commitments
MORGAN STANLEY SENIOR FUNDING, INC.	$825,000,000
TOTAL	$825,000,000

SCHEDULE II

Schedule 5.11

Mortgaged Property

Eden Prairie, MN – Corporate headquarters

11000 Viking Drive, Eden Prairie, MN 55344

SCHEDULE III

Post-Closing Actions

1.	Within 120 days after the Term Loan Increase Effective Date (or such later date as Collateral Agent may approve in its sole discretion), the Borrower shall take all actions necessary to be in compliance with the requirements of Section 5.11 of the Credit Agreement with respect to each Mortgaged Property listed on Schedule 5.11.

2.	Within 30 days after the Term Loan Increase Effective Date (or such later date as Collateral Agent may approve in its sole discretion), to the extent required under the Security Agreement, the Collateral Agent shall have received duly executed and delivered counterparts of each of the a Copyright Security Agreement, a Patent Security Agreement and/or a Trademark Security Agreement (each as defined in the Security Agreement).

3.	Within 60 days after the Term Loan Increase Effective Date (or such later date as Collateral Agent may approve in its sole discretion), the Loan Parties shall deliver to the Collateral Agent, in form and substance reasonably acceptable to Collateral Agent, insurance endorsements naming the Collateral Agent as additional insured and loss payee, as applicable, with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, customary in the industry, which insurance endorsements shall be in full force and effect on such date.

4.	After using commercially reasonable efforts to deliver all certificated Pledged Securities (as defined in the Security Agreement) on the Term Loan Increase Effective Date in accordance with Section 3.1 of the Security Agreement, within 30 days after the Term Loan Increase Effective Date (or such later date as Collateral Agent may approve in its sole discretion), the Loan Parties shall deliver to the Collateral Agent all certificated Pledged Securities (as defined in the Security Agreement) in accordance with Section 3.1 of the Security Agreement.

5.	Within 60 days after the Term Loan Increase Effective Date (or such later date as Collateral Agent may approve in its sole discretion), the Loan Parties shall deliver to the Collateral Agent all certificated Intercompany Notes (as defined in the Security Agreement) in accordance with Section 3.1 of the Security Agreement.

Exhibit E

FORM OF PERFECTION CERTIFICATE

[    ], 2018

Reference is hereby made to (i) that certain Security Agreement dated as of August 17, 2017 (the “Security Agreement”), made by Shutterfly, Inc., a Delaware corporation (“Borrower”), and the guarantors party thereto (collectively, the “Guarantors”) in favor of the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of August 17, 2017 (the “Credit Agreement”) among the Borrower, certain other parties thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent (in such capacity, the “Collateral Agent”), and as administrative agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Companies” means Borrower and each of the Guarantors.

The undersigned hereby certify to the Collateral Agent as follows, in each case as of the date hereof after giving effect to the Security Agreement and the Credit Agreement:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any legal names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other legal names of each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition of all equity interests of a Person or all or substantially all of the assets of a person or division, as well as any change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations.

(a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Attached hereto as Schedule 2(b) is a schedule setting forth (i) all real property with a value in excess of $20,000,000 owned by each Company, (ii) the exact name of the Company that owns such real property, (iii) if different from the name identified pursuant to clause (ii) above, the exact name of the current record owner of such property reflected in the records of the filing, registration or recording office for such real property, (iv) the address and current use of such real property, (v) the filing, registration or recording office in which a Mortgage with respect to such real property must be filed, registered or recorded in order for the Collateral Agent to obtain a perfected security interest therein, (vi) the fair market value apportioned to each site, and (vii) any lease, sublease, license or other occupancy arrangements any Company or Affiliate has entered into as owner, lessor or licensor with respect to such real property.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. [Reserved].

5. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 5(a) is a true and correct list of each of all of the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Subsidiary of each Company and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement and indicating if such Subsidiary is an Excluded Subsidiary and, if so, the applicable clause in the definition thereof. Also set forth in Schedule 5(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement.

6. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 6 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes held by each Company between or among any two or more Companies or any of their Subsidiaries, in each case with an outstanding principal amount in excess of $10,000,000 stating if such instrument, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.

7. Intellectual Property. (a) Attached hereto as Schedule 7(a) is a schedule setting forth all of the Patents and Trademarks (each as defined in the Security Agreement) owned by each Company that are applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration or application number, as applicable, of each such Patent or Trademark.

(b) Attached hereto as Schedule 7(b) is a schedule setting forth all of the Copyrights (each as defined in the Security Agreement owned by each Company that are registered with the United States Copyright Office), including the name of the registered owner and the registration number of each such Copyright.

(c) Attached hereto as Schedule 7(c) is a schedule setting forth all material Intellectual Property Licenses (as defined in the Security Agreement) and portfolio wide exclusive (except for exclusivity with respect to granting sublicenses to specific sublicensees) Intellectual Property Licenses, in each case to which a Company is a party, including, but not limited to, the relevant signatory parties to each Contract (as defined in the Security Agreement) along with the effective date thereof.

8. Commercial Tort Claims. Attached hereto as Schedule 8 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) in an amount reasonably estimated by such Company to be in excess of $10,000,000 held by each Company and known by such Company to be in existence, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

SHUTTERFLY, INC.

By:
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation

Schedule 1(b)

Prior Legal Names

Schedule 1(c)

Changes in Organizational Identity; Other Legal Names

Schedule 2(a)

Chief Executive Offices

Company	Address	State

Schedule 2(b)

Real Property

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Schedule 4

[Reserved]

Schedule 5

(a) Equity Interests of Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged	Excluded Subsidiary

(b) Other Equity Interests

Schedule 6

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

2.	Chattel Paper:

Schedule 7(a)

Patents and Trademarks

UNITED STATES PATENTS

Registrations:

Applications:

UNITED STATES TRADEMARKS

Registrations:

Applications:

Schedule 7(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations and Applications:

Schedule 7(c)

Intellectual Property Licenses

Schedule 8

Commercial Tort Claims